     As filed with the Securities and Exchange Commission on May 8, 1998.
                                                     Registration No. __________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                               JAKKS PACIFIC, INC.
               (Exact name of issuer as specified in its charter)

             Delaware                                          95-4527222
      (State or other jurisdic-                             (I.R.S. Employer
       tion of incorporation                                Identification No.)
        or organization)


                           22761 Pacific Coast Highway
                            Malibu, California 90265
                    (Address of principal executive offices)



               A. JAKKS PACIFIC, INC. SECOND AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN

               B. STOCK OPTION AGREEMENTS DATED SEPTEMBER 1, 1995,
           BY AND BETWEEN JAKKS PACIFIC, INC. AND EACH OF MURRAY BASS,
              JOEL BENNETT, GINA HANCOCK, WILLS HON AND BRUCE KATZ
                            (Full title of the plans)


                                  JACK FRIEDMAN
                      Chairman and Chief Executive Officer
                               JAKKS Pacific, Inc.
                           22761 Pacific Coast Highway
                            Malibu, California 90265
                                 (310) 456-7799
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                              MURRAY L. SKALA, ESQ.
               Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
                              750 Lexington Avenue
                            New York, New York 10022

        Approximate date of commencement of proposed sale to the public:
                           From time to time after the
                         Registration Statement becomes
                                   effective.

                         CALCULATION OF REGISTRATION FEE


                                     PROPOSED            PROPOSED
  TITLE OF                           MAXIMUM             MAXIMUM
SECURITIES        AMOUNT             OFFERING            AGGREGATE                 AMOUNT OF
  TO BE           TO BE              PRICE               OFFERING                  REGISTRATION
REGISTERED        REGISTERED         PER SHARE           PRICE                     FEE

Common Stock      651,500(1)              (4)         $ 6,048,876.56(5)           $ 1,784.42
($.001 par        shares
 value)

Common Stock      98,500(2)         $10.00            $   985,000.00(6)           $   290.58
($.001 par        shares
 value)

Common Stock      138,250(3)              (4)         $   277,000.00(5)           $    81.72
($.001 par        shares
 value)

Total             888,250                             $ 7,310,876.56
                  shares                                                          $ 2,156.72


----------

(1) Shares underlying options already granted under the Company's Second Amended and Restated 1995 Stock Option Plan (the "Stock Option Plan").

(2) Consists of shares underlying the Stock Option Plan for which no options have been granted.

(3) Shares underlying the options granted pursuant to the Stock Option Agreements dated September 1, 1995 by and between the Company and each of Murray Bass, Joel Bennett, Gina Hancock, Wills Hon and Bruce Katz (the "Employee Plan"). The Stock Option Plan and the Employee Plan shall be referred to collectively herein as the "Plans".

(4) The maximum offering prices per share are equal to the various exercise prices of the options already granted under the Plans.

(5) The product resulting from multiplying the number of shares underlying options already granted under the Plans by the various exercise prices at which such options may be exercised, as determined in accordance with Rule 457(h) of the Securities Act of 1933, as amended.


(6) Estimated solely for purposes of calculating the registration fee on the basis of the product resulting from multiplying 98,500 shares of Common Stock by $10.00, the average of the high and low prices of the shares of Common Stock on the Nasdaq National Market on May 6, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by JAKKS Pacific, Inc., a Delaware corporation (the "Company" or the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference in this Registration
Statement:

                  (i) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

                  (ii) The Company's Current Report on Form 8-K, filed with the Commission on April 7, 1998

                  (iii) The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A, filed March 29, 1996 and any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all shares of Common Stock offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

                  The legality of the Common Stock included in this Prospectus has been passed upon for the Company by Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, New York, New York. Murray L. Skala, a partner in such firm is a director of the Company and, as of the date of this Registration Statement, holds options to purchase 40,450 shares of Common Stock and owns 26,124 shares of Common Stock.

ITEM 6.           INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  The Company's Certificate of Incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the

"DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through
(iv) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                  In addition, the Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL.
Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  The Company maintains a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by directors and officers in connection with the performance of their duties.
The entire premium for such insurance is paid by the Company.

ITEM 8.  EXHIBITS.

NUMBER         DESCRIPTION OF EXHIBIT
------         ----------------------
4.1            JAKKS Pacific, Inc. Second Amended and Restated 1995 Stock Option
               Plan (1)

4.2 Stock Option Agreement by and between the Company and Murray Bass dated September 1, 1995 (2)

4.3            Stock Option Agreement by and between the Company and Joel
               Bennett dated September 1, 1995 (2)

4.4            Stock Option Agreement by and between the Company and Gina
               Hancock dated September 1, 1995 (2)

4.5 Stock Option Agreement by and between the Company and Wills Hon dated September 1, 1995 (2)

4.6 Stock Option Agreement by and between the Company and Bruce Katz dated September 1, 1995 (2)

5.1*           Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP

24.1*          Consent of Pannell Kerr Forster, Certified Public Accountants, a
               Professional Corporation

24.2*          Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
               (contained in Exhibit 5)

----------

*        Filed herewith.

(1) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed in June 1997, and incorporated herein by reference.

(2) Included as an exhibit to the Registrant's Registration Statement on Form S-8 (Registration No. 333-35053), filed with the Commission on September 5, 1997, and incorporated herein by reference.

ITEM 9.  REQUIRED UNDERTAKINGS

         The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act, that:

         The Registrant will:

         (i) Include any additional or changed material information in the Registration Statement.

         (ii) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

         (iii) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malibu and State of California on the 8th day of May, 1998.


                                            JAKKS PACIFIC, INC.

                                            By:   /s/ Jack Friedman
                                                  ------------------------------
                                                  Jack Friedman
                                                  Chief Executive Officer,
                                                  Chairman and President



             SIGNATURE                              TITLE                                      DATE
             ---------                              -----                                      ----
/s/ JACK FRIEDMAN                     Chief Executive Officer, Chairman                  May  8, 1998
-------------------------------       and President (Principal Executive Officer)
Jack Friedman


/s/  STEPHEN  G.  BERMAN              Chief Operating Officer,                            May 8, 1998
-------------------------------       Executive Vice President,
Stephen G. Berman                     Secretary and Director


/s/ JOEL M. BENNETT                   Chief Financial Officer                             May 8, 1998
-------------------------------       (Principal Financial Officer and
Joel M. Bennett                       Principal Accounting Officer)



/s/ MURRAY L. SKALA                   Director                                            May 8, 1998
-------------------------------
Murray L. Skala


                                    EXHIBITS



NUMBER         DESCRIPTION OF EXHIBIT
------         ----------------------
4.1            JAKKS Pacific, Inc. Second Amended and Restated 1995 Stock Option
               Plan (1)

4.2 Stock Option Agreement by and between the Company and Murray Bass dated September 1, 1995 (2)

4.3            Stock Option Agreement by and between the Company and Joel
               Bennett dated September 1, 1995 (2)

4.4            Stock Option Agreement by and between the Company and Gina
               Hancock dated September 1, 1995 (2)

4.5 Stock Option Agreement by and between the Company and Wills Hon dated September 1, 1995 (2)

4.6 Stock Option Agreement by and between the Company and Bruce Katz dated September 1, 1995 (2)

5.1*           Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP

24.1*          Consent of Pannell Kerr Forster, Certified Public Accountants, a
               Professional Corporation

24.2*          Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
               (contained in Exhibit 5)

----------

*        Filed herewith.

(1) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed in June 1997, and incorporated herein by reference.

(2) Included as an exhibit to the Registrant's Registration Statement on Form S-8 (Registration No. 333-35053), filed with the Commission on September 5, 1997, and incorporated herein by reference.